CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of Franklin Value Investors Trust on Form N-1A, File No. 33-31326, of our report dated December 6, 2001, relating to the financial statements and financial highlights of Franklin Value Investors Trust which appear in the October 31, 2001 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                               /s/ PricewaterhouseCoopers LLP
                               ____________________________

                               PricewaterhouseCoopers LLP


San Francisco, California
February 23, 2002